UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 15, 2015 (October 15, 2015)

Date of Report (Date of earliest event reported)

Commission File Number	Exact name of registrant as specified in its charter; State or other jurisdiction of incorporation or organization	IRS Employer Identification No.
333-90553	MIDAMERICAN FUNDING, LLC (An Iowa Limited Liability Company) 666 Grand Avenue, Suite 500 Des Moines, Iowa 50309-2580	47-0819200

333-15387	MIDAMERICAN ENERGY COMPANY (An Iowa Corporation) 666 Grand Avenue, Suite 500 Des Moines, Iowa 50309-2580	42-1425214

(515) 242-4300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 15, 2015, MidAmerican Energy Company (the “Company”) issued $200,000,000 principal amount of the Company’s 3.50% First Mortgage Bonds due 2024 (the “2024 First Mortgage Bonds”) and $450,000,000 principal amount of the Company’s 4.25% First Mortgage Bonds due 2046 (the “2046 First Mortgage Bonds” and collectively with the 2024 First Mortgage Bonds, the “First Mortgage Bonds”). The 2024 First Mortgage Bonds will be consolidated with, and form part of the same series as, the $300,000,000 aggregate principal amount of the Company’s 3.50% first mortgage bonds due 2024 previously outstanding. The First Mortgage Bonds were offered and sold pursuant to the provisions of an underwriting agreement (the “Underwriting Agreement”) among the Company, Mizuho Securities USA Inc., Barclays Capital Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives for several underwriters (collectively, the “Underwriters”) dated as of October 5, 2015. The Underwriting Agreement contains certain customary representations, warranties and covenants concerning the Company and the registration statement relating to the offering of the First Mortgage Bonds. In addition, the Company has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

The 2024 First Mortgage Bonds were issued pursuant to the Indenture dated as of September 9, 2013 with The Bank of New York Mellon Trust Company, N.A., as trustee (the “Base Indenture”), as amended by the First Supplemental Indenture (the “First Supplemental Indenture”) dated as of September 19, 2013, as supplemented by the Second Supplemental Indenture (the “Second Supplemental Indenture”) dated as of April 3, 2014, as amended by Amendment Number 1 to the Second Supplemental Indenture (the “Amendment to the Second Supplemental Indenture”) dated as of October 15, 2015. The 2046 First Mortgage Bonds were issued pursuant to the Base Indenture as supplemented by the Third Supplemental Indenture (the “Third Supplemental Indenture”) dated as of October 15, 2015.

The First Mortgage Bonds are secured by a first mortgage lien on substantially all of the Company’s electric generating, transmission and distribution property within the State of Iowa, subject to certain exceptions and permitted encumbrances, created by a Mortgage, Security Agreement, Fixture Filing and Financing Statement dated as of September 9, 2013 from the Company to The Bank of New York Mellon Trust Company, N.A., as collateral trustee, as may be amended or supplemented from time to time.

Each series of the First Mortgage Bonds is secured equally and ratably with the Company’s currently outstanding 5.95% Notes due 2017, 5.30% Notes due 2018, 6.75% Notes due 2031, 5.75% Notes due 2035 and 5.80% Notes due 2036 (collectively, the “Equal and Ratable Notes”), as required by the terms of the indentures under which such currently outstanding Equal and Ratable Notes were issued, and with all of the Company’s other first mortgage bonds from time to time outstanding, including the Company’s currently outstanding 2.40% First Mortgage Bonds due 2019, 3.70% First Mortgage Bonds due 2023, 3.50% First Mortgage Bonds due 2024, 4.80% First Mortgage Bonds due 2043 and 4.40% First Mortgage Bonds due 2044. The Company intends to use the net proceeds of the sale of the First Mortgage Bonds for the repayment of maturing long-term debt in an aggregate amount of approximately $426,254,000, maturing December 31, 2015, and the remainder for general corporate purposes.

Each of the 2024 First Mortgage Bonds and the 2046 First Mortgage Bonds will be redeemable prior to maturity, under the terms and conditions set forth in the Second Supplemental Indenture, the Amendment to the Second Supplemental Indenture and the Third Supplemental Indenture, respectively.

The descriptions of the Underwriting Agreement, the Amendment to the Second Supplemental Indenture, the Third Supplemental Indenture and the First Mortgage Bonds are qualified in their entirety by reference to the Underwriting Agreement, the Amendment to the Second Supplemental Indenture, the Third Supplemental Indenture and specimen global certificates evidencing the First Mortgage Bonds, copies of which are filed as exhibits to this Form 8-K and incorporated by reference herein and the Company’s effective registration statement on Form S-3 (File No. 333-206980).

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated October 5, 2015
4.1	Amendment Number 1 to the Second Supplemental Indenture, dated as of October 15, 2015
4.2	Third Supplemental Indenture, dated as of October 15, 2015
4.3	Specimen of 3.50% First Mortgage Bonds due 2024
4.4	Specimen of 4.25% First Mortgage Bonds due 2046
5.1	Opinion of Gibson, Dunn & Crutcher LLP
5.2	Opinion of Paul J. Leighton, Esq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2015

MIDAMERICAN FUNDING, LLC

MIDAMERICAN ENERGY COMPANY

(Registrant)

/s/ Paul J. Leighton

Paul J. Leighton

Vice President and Secretary of MidAmerican Funding, LLC and

Vice President, Secretary and Assistant General Counsel of MidAmerican Energy Company

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated October 5, 2015
4.1	Amendment Number 1 to the Second Supplemental Indenture, dated as of October 15, 2015
4.2	Third Supplemental Indenture, dated as of October 15, 2015
4.3	Specimen of 3.50% First Mortgage Bonds due 2024
4.4	Specimen of 4.25% First Mortgage Bonds due 2046
5.1	Opinion of Gibson, Dunn & Crutcher LLP
5.2	Opinion of Paul J. Leighton, Esq.

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